FORM OF AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”) is made as of [XX, 2026] by Lincoln Variable Insurance Products Trust (the “Acquiring Fund Trust”), a Delaware statutory trust with its principal place of business at 1301 S. Harrison Street, Fort Wayne, Indiana 46802, on behalf of each of its series funds listed in Exhibit A hereto (the “Acquiring Fund”), and Lincoln Funds Trust (the “Acquired Fund Trust” and together with the Acquiring Fund Trust, the “Trusts”), a Delaware statutory trust with its principal place of business at 1301 S. Harrison Street, Fort Wayne, Indiana 46802, on behalf of each of its series funds listed in Exhibit A hereto (each referred to as the “Acquired Fund”), with respect to the reorganization transaction described herein. Lincoln Financial Investments Corporation (“LFI”) is a party to this agreement solely for purposes of section 10.2 hereof.

This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986 (the “Code”). The reorganization (the “Reorganization”) will consist of the transfer of all of the assets of the Acquired Fund to the Acquiring Fund in exchange solely for voting shares of beneficial interest of the Acquiring Fund as shown in Exhibit A hereto (the “Acquiring Fund Shares”), the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, as described in paragraph 1.3 herein, and the distribution of the Acquiring Fund Shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

WHEREAS, the Acquired Fund and Acquiring Fund are each a separate investment series of a registered open-end investment management company, and the Acquired Fund owns securities that generally are assets of the character in which the Acquiring Fund is permitted to invest; and

WHEREAS, the Board of Trustees of the Acquired Fund Trust (the “Acquired Fund Board”) has determined that the exchange of all of the assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all of the liabilities of the Acquired Fund by the Acquiring Fund, as described in paragraph 1.3 herein, is in the best interests of the Acquired Fund and its shareholders and that the interests of the existing shareholders of the Acquired Fund would not be diluted as a result of this transaction; and

WHEREAS, the Board of Trustees of the Acquiring Fund Trust (the “Acquiring Fund Board” and together with the Acquired Fund Board, the “Boards”) has determined that the exchange of all of the assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all of the liabilities of the Acquired Fund by the Acquiring Fund, as described in paragraph 1.3 herein, is in the best interests of the Acquiring Fund and its shareholders and that the interests of the existing shareholders of the Acquiring Fund, if any, would not be diluted as a result of this transaction;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the Acquiring Fund Trust, on behalf of the Acquiring Fund, and the Acquired Fund Trust, on behalf of the Acquired Fund, hereby covenant and agree as follows:

1.	TRANSFER OF ASSETS AND LIABILITIES OF THE ACQUIRED FUND TO THE ACQUIRING FUND IN EXCHANGE FOR ACQUIRING FUND SHARES, AND THE LIQUIDATION OF THE ACQUIRED FUND

1.1. Subject to the requisite approvals and the other terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Acquired Fund agrees to transfer all of its Assets, as defined and set forth in paragraph 1.2, to the Acquiring Fund, and the Acquiring Fund agrees in exchange therefor: (i) to deliver to the Acquired Fund the number of full and fractional Acquiring Fund Shares as of the time and date set forth in paragraph 2.1 and (ii) to assume the Liabilities of the Acquired Fund, as defined and set forth in paragraph 1.3. Such transactions shall take place at the closing provided for in paragraph 3.1 (the “Closing”).

1.2. The assets of the Acquired Fund to be transferred to the Acquiring Fund shall consist of all assets and property, including, without limitation, all rights, cash, securities, commodities and futures interests, claims

(whether absolute or contingent, known or unknown, accrued or unaccrued), receivables (including dividends, interest, principal, subscriptions and other receivables), goodwill and other intangible property, any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the closing date provided for in paragraph 3.1 (the “Closing Date”), and copies of all books and records belonging to the Acquired Fund (including all books and records required to be maintained under the Investment Company Act of 1940, as amended (the “1940 Act”) (collectively, “Assets”).

1.3. The Acquired Fund will use its best efforts to identify and discharge all known liabilities and obligations prior to the Closing Date to the extent possible and consistent with its own investment objectives and policies and normal business operations. At the Closing, the Acquiring Fund shall assume all of the liabilities of the Acquired Fund set forth in the unaudited statement of assets and liabilities of the Acquired Fund (the “Statement of Assets and Liabilities”, as of the Closing Date, delivered by the Acquired Fund to the Acquiring Fund pursuant to paragraph 7.2 hereof (collectively, “Liabilities”). If prior to the Closing either party identifies a liability that the parties mutually agree should not be assumed by the Acquiring Fund, such liability shall be excluded from the Liabilities to be assumed by the Acquiring Fund and shall be listed on a “Schedule of Excluded Liabilities” to be signed by the parties at the Closing.

1.4. Immediately after the transfer of assets provided for in paragraph 1.1, the Acquired Fund will: (i) distribute to the Acquired Fund’s shareholders of record with respect to the classes of shares listed in Exhibit A, determined as of immediately after the close of business on the Closing Date (after giving effect to all redemptions received in good order on the Closing Date), on a pro rata basis within each class, the Acquiring Fund Shares of the class received by the Acquired Fund pursuant to paragraph 1.1 (as listed in Exhibit A) and (ii) completely liquidate. Such distribution and liquidation will be accomplished, with respect to each class of the Acquired Fund’s shares, by the transfer of the Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the shareholders of record of each class of the Acquired Fund’s shares, determined as of immediately after the close of business on the Closing Date (the “Acquired Fund Shareholders”). The aggregate net asset value of such classes of Acquiring Fund Shares to be so credited to Acquired Fund Shareholders shall, with respect to each class, be equal to the aggregate net asset value of the Acquired Fund shares of that class owned by such shareholders on the Closing Date. All issued and outstanding classes of Acquired Fund shares as listed in Exhibit A will simultaneously be canceled on the books of the Acquired Fund. The Acquiring Fund shall not issue certificates representing Acquiring Fund Shares in connection with such exchange.

1.5. Ownership of Acquiring Fund Shares of the Acquiring Fund will be shown on its books. Acquiring Fund Shares will be issued in the manner described in the Acquiring Fund’s current prospectus.

1.6. Any reporting responsibility of the Acquired Fund including, but not limited to, the responsibility for filing of regulatory reports, or other documents with the U.S. Securities and Exchange Commission (the “Commission”), any state securities commission or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund.

1.7. As soon as reasonably practicable after the Closing Date, the Acquired Fund shall make all filings and take all steps as shall be necessary and proper to effect its complete dissolution.

2.	VALUATION

2.1. The value of the Assets and the amount of any applicable liabilities for purposes of paragraph 1.3 shall be determined as of the time for calculation of net asset value as set forth in the then-current prospectus for the Acquired Fund on the Closing Date (and after the declaration of any dividends and after giving effect to all redemptions received in good order on the Closing Date) (such time and date being hereinafter called the “Valuation Date”). The value of the Assets shall be computed using the valuation procedures set forth in the Acquired Fund Trust’s Agreement and Declaration of Trust and then-current prospectus and statement of additional information with respect to the Acquired Fund, and valuation procedures established by the Acquired Fund Board.

2.2. All computations of value shall be made by the Acquired Fund Trust’s accounting agent and shall be subject to review by the Acquired Fund Trust’s independent registered public accounting firm.

3.	CLOSING AND CLOSING DATE

3.1. The Closing Date shall be [XXXXX XX, 2026], or such other date as the parties may agree to in writing. All acts taking place at the Closing shall be deemed to take place simultaneously as of immediately after the close of business on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of 4:00 p.m., Eastern Time. The Closing shall be held at the offices of the Trusts or at such other time and/or place as the parties may agree.

3.2. The Acquired Fund Trust shall direct State Street Bank and Trust Company, as custodian for the Acquired Fund (the “Custodian”), to deliver at the Closing a certificate of an authorized officer stating that: (i) the Assets have been delivered in proper form to the Acquiring Fund within two business days prior to or on the Closing Date; and (ii) all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. The Acquired Fund’s portfolio securities represented by a certificate or other written instrument shall be presented by the Custodian to those persons at the Custodian who have primary responsibility for the safekeeping of the Assets of the Acquiring Fund for examination no later than five business days preceding the Closing Date, and shall be transferred and delivered by the Acquired Fund as of the Closing Date for the account of the Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. The Acquired Fund Trust, on behalf of the Acquired Fund, shall direct the Custodian to deliver as of the Closing Date by book entry, in accordance with the customary practices of the Custodian and any securities depository (as defined in Rule 17f-4 under the Investment Company Act of 1940 (the “1940 Act”)) in which the Assets are deposited, the Acquired Fund’s portfolio securities and instruments deposited with such depositories. The cash to be transferred by the Acquired Fund shall be delivered by wire transfer of federal funds on the Closing Date.

3.3. The Acquired Fund Trust shall direct FIS Investor Services LLC, as transfer agent for the Acquired Fund (the “Transfer Agent”), to deliver at the Closing a certificate of an authorized officer stating that: (i) its records contain the names and addresses of the Acquired Fund Shareholders, and (ii) the number and percentage ownership of outstanding shares (of the classes listed in Exhibit A) owned by each such shareholder immediately prior to the Closing. The Acquiring Fund shall issue and deliver a confirmation evidencing the Acquiring Fund Shares to be credited on the Closing Date to the Secretary of the Acquired Fund, or provide evidence satisfactory to the Acquired Fund Trust that such Acquiring Fund Shares have been credited to the Acquired Fund’s account on the books of the Acquiring Fund. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as such other party or its counsel may reasonably request.

3.4. In the event that on the Valuation Date: (a) the New York Stock Exchange or another primary trading market for portfolio securities of the Acquired Fund shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that, in the judgment of the Acquired Fund Board, accurate appraisal of the value of the net assets of the Acquired Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

4.	REPRESENTATIONS AND WARRANTIES

4.1. The Acquired Fund Trust, on behalf of the Acquired Fund, represents and warrants to the Acquiring Fund as follows:

(a) The Acquired Fund is duly organized as a series of the Acquired Fund Trust, which is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with power under the Acquired Fund Trust’s Agreement and Declaration of Trust and its By-Laws, to own all of its properties and assets and to carry on its business as it is presently being conducted;

(b) The Acquired Fund Trust is a registered open-end investment management company, and its registration with the Commission as an investment company under the 1940 Act, and the registration of shares of the Acquired Fund under the Securities Act of 1933 (the “1933 Act”), is in full force and effect;

(c) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the Securities Exchange Act of 1934 (the “1934 Act”), and the 1940 Act and such as may be required by state securities or blue sky laws;

(d) The current prospectuses and statement of additional information of the Acquired Fund and each prospectus and statement of additional information of the Acquired Fund used during the three years previous to the date of this Agreement conforms or conformed at the time of its use in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not, or did not at the time of its use, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

(e) On the Closing Date, the Acquired Fund will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for such Assets, the Acquiring Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act, other than as disclosed to the Acquiring Fund;

(f) No Acquired Fund is engaged currently, and the execution, delivery and performance of this Agreement will not result, in: (i) a material violation of the Acquired Fund Trust’s Agreement and Declaration of Trust or its By-Laws, or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund Trust, on behalf of the Acquired Fund, is a party or by which it is bound, other than as disclosed to the Acquiring Fund; or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquired Fund Trust, on behalf of the Acquired Fund, is a party or by which it is bound, other than as disclosed to the Acquiring Fund;

(g) All material contracts or other commitments of the Acquired Fund (other than this Agreement and certain investment contracts including options, futures and forward contracts) will terminate or be terminated without liability to the Acquired Fund, or may otherwise be assigned to the Acquiring Fund without the payment of any fee (penalty or otherwise) or acceleration of any obligations of the Acquired Fund on or prior to the Closing Date, provided that such assigned contracts are mutually agreed to by the parties to this Agreement in writing;

(h) Except as otherwise disclosed in writing to the Acquiring Fund Trust, on behalf of the Acquiring Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the best of its knowledge, threatened against the Acquired Fund Trust, the Acquired Fund, or any of the Acquired Fund Trust’s or the Acquired Fund’s properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. Except as otherwise disclosed in writing to the Acquiring Fund Trust, on behalf of the Acquiring Fund, the Acquired Fund Trust knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

(i) The Statement of Assets and Liabilities and Portfolio of Investments of the Acquired Fund as of July 31, 2026, and the related Statement of Operations, Statement of Changes in Net Assets and Financial Highlights for the periods then ended, have been audited by Ernst & Young, an independent registered public accounting firm, included in its report dated [September XX, 2026], and are in accordance with generally accepted accounting principles (“U.S. GAAP”) consistently applied, and such statements (copies of which have been furnished to the Acquiring Fund) present fairly, in all material respects, the financial condition of the Acquired Fund as of such date, and the results of its operations and the changes in its net assets for the year then ended, in accordance with U.S. GAAP, and there are no known material contingent liabilities of any Acquired Fund required to be reflected on a statement of assets and liabilities (including the notes thereto) in accordance with U.S. GAAP as of such date not disclosed therein;

(j) If the Closing Date occurs during the second half of the Acquired Fund Trust’s fiscal year, the Acquiring Fund Trust, on behalf of the Acquiring Fund, has been furnished with an unaudited Statement of Assets and Liabilities and Portfolio of Investments of the Acquired Fund as of January 31 of such fiscal year, and the related unaudited Statement of Operations, Statement of Changes in Net Assets and Financial Highlights for the six-month period then ended. These statements are in accordance with U.S. GAAP and present fairly, in all material respects, the financial position of the Acquired Fund as of such date in accordance with U.S. GAAP, and there are no known material contingent liabilities of any Acquired Fund as of such date not disclosed therein;

(k) Since July 31, 2026, there have not been any material adverse changes in any Acquired Fund’s financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, in each case except as otherwise disclosed to the Acquiring Fund (for the purposes of this subparagraph (k), a decline in net asset value per share of the Acquired Fund due to declines in market values of securities in such Acquired Fund’s portfolio, the discharge of such Acquired Fund’s liabilities, or the redemption of Acquired Fund shares by shareholders of the Acquired Fund shall not constitute a material adverse change);

(l) On the Closing Date, all federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquired Fund required by law to have been filed by such date (including any extensions) shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof, and to the best of the Acquired Fund Trust’s knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(m) For each taxable year of its operation (including the portion through the Closing Date of the taxable year of the Acquired Fund that includes the Closing Date), the Acquired Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company and has elected to be treated as such, and has been (or will be) eligible to and has computed (or will compute) its federal income tax under Section 852 of the Code and will have distributed all of its investment company taxable income and net capital gain (as defined in the Code) that will have accrued through the Closing Date;

(n) All issued and outstanding shares of the Acquired Fund are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Acquired Fund Trust, and have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws. All of the issued and outstanding shares of the Acquired Fund will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of the Acquired Fund, as provided in paragraph 3.3 of this Agreement. The Acquired Fund has no outstanding any options, warrants or other rights to subscribe for or purchase any of the shares of the Acquired Fund, nor is there outstanding any security convertible into any Acquired Fund shares;

(o) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action on the part of the Acquired Fund Board, on behalf of the Acquired Fund, and this Agreement will constitute a valid and binding obligation of such Acquired Fund, enforceable against such Acquired Fund in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;

(p) The information to be furnished by the Acquired Fund for use in the registration statement and other documents filed or to be filed by the Acquired Fund Trust with any federal, state or local regulatory authority that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects;

(q) To the knowledge of the Acquired Fund, the books and records of the Acquired Fund are true and correct in all material respects and contain no material omissions with respect to information required to be maintained under the laws, rules and regulations applicable to the Acquired Fund;

(r) The Acquired Fund Trust is not under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

(s) The Acquired Fund has no unamortized or unpaid organizational fees or expenses;

(t) The Acquired Fund Trust, on behalf of the Acquired Fund, has satisfied all applicable provisions of Rule 17a-8 under the 1940 Act with respect to the transactions contemplated hereby; and

(u) The Acquired Fund Trust represents that directors’ and officers’ / errors and omissions tail insurance coverage will be obtained by or on behalf of the Acquired Fund Trust following the Closing Date and prior to the expiration of the Acquired Fund Trust’s current directors’ and officers’ / errors and omissions insurance coverage (as may be extended).

4.2. The Acquiring Fund Trust, on behalf of the Acquiring Fund, represents and warrants to the Acquired Fund as follows:

(a) The Acquiring Fund is duly organized as a series of the Acquiring Fund Trust, which is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, with power under the Acquiring Fund Trust’s Amended and Restated Agreement and Declaration of Trust and its Amended and Restated By-Laws, to own all of its properties and assets and to carry on its business as it is presently being conducted;

(b) The Acquiring Fund Trust is a registered open-end investment management company, and its registration with the Commission as an investment company under the 1940 Act and the registration of the shares of the Acquiring Fund under the 1933 Act, is, or will be as of the Closing Date, in full force and effect;

(c) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by an Acquiring Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required by state securities laws;

(d) On the effective date of the Acquiring Fund’s registration statement on Form N-1A, the prospectuses and statement of additional information of the Acquiring Fund will conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading;

(e) No Acquiring Fund is engaged currently, and the execution, delivery and performance of this Agreement will not result, in: (i) a material violation of the Acquiring Fund Trust’s Amended and Restated Agreement and Declaration of Trust or its Amended and Restated By-Laws or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund Trust, on behalf of the Acquiring Fund, is a party or by which it is bound, other than as disclosed to the Acquired Fund; or (ii) the acceleration of any obligation, or the imposition of any penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which the Acquiring Fund Trust, on behalf of the Acquiring Fund, is a party or by which it is bound, other than as disclosed to the Acquired Fund;

(f) No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to the best of its knowledge, threatened against the Acquiring Fund Trust, an Acquiring Fund, or any of the Acquiring Fund Trust’s or an Acquiring Fund’s properties or assets that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business. The Acquiring Fund Trust, on behalf of the Acquiring Fund, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated;

(g) All issued and outstanding shares of the Acquiring Fund, if any, are, and on the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Acquiring Fund Trust and will be offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws. No Acquiring Fund has outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring Fund Shares;

(h) The execution, delivery and performance of this Agreement will have been duly authorized prior to the Closing Date by all necessary action, if any, on the part of the Acquiring Fund Board, on behalf of the Acquiring Fund, and this Agreement will constitute a valid and binding obligation of the Acquiring Fund, enforceable against such Acquiring Fund in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;

(i) The Acquiring Fund Shares to be issued and delivered to the Acquired Fund, for the account of the Acquired Fund Shareholders, pursuant to the terms of this Agreement (as listed in Exhibit A), will, on the Closing Date, have been duly authorized and, when so issued and delivered, will be duly and validly issued Acquiring Fund Shares, and will be fully paid and non-assessable;

(j) The Acquiring Fund Trust is not under the jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

(k) No Acquiring Fund has any unamortized or unpaid organizational fees or expenses;

(l) As of the Closing Date, the Acquiring Fund will have no assets (other than possibly a de minimis amount of assets to facilitate the transactions described in this Agreement) and no liabilities of any kind. The Acquiring Fund will not commence operations until after the Closing Date.

(m) The Acquiring Fund was established as a new series of the Acquiring Fund Trust for the purpose of effecting the transactions described in this Agreement and, prior to the Closing Date, will have carried on no business activity (apart from holding the initial investment of the initial shareholder), will not have prepared books of account and related records or financial statements or issued any shares except for a de minimis amount of shares issued in a private placement to the initial shareholder of the Acquiring Fund and will not have had any tax attributes (including those specified in Section 381(c) of the Code). Immediately following the liquidation of the Acquired Fund as contemplated herein, 100% of the issued and outstanding shares of beneficial interest of the Acquiring Fund will be held by the former holders of Acquired Fund Shares. The Acquiring Fund will take all steps necessary after the Closing Date to (i) qualify for taxation as a “regulated investment company” under Sections 851 and 852 of the Code, (ii) be treated as an investment company to which Section 1.817-5(f) of the Treasury Regulations applies, (iii) satisfy the diversification requirements of Section 817(h) of the Code and the applicable Treasury Regulations thereunder, and (iv) with respect to the ownership of shares in and access to the Acquiring Fund, satisfy the requirements and limitations that apply to variable contracts for U.S. federal income tax purposes under the investor control doctrine and the requirements and limitations specifically set forth in Section 1.817-5(f) of the Treasury Regulations. As of the Closing Date, no federal, state or other tax returns of the Acquiring Fund will have been required by law to be filed and no federal, state or other taxes will be due by the Acquiring Fund; the Acquiring Fund will not have been required to pay any assessments; and the Acquiring Fund will not have any tax liabilities. Consequently, as of the Closing Date, the Acquiring Fund will not have any tax deficiency or liability asserted against it or question with respect thereto raised, and the Acquiring Fund will not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid. The authorized capital of the Acquiring Fund Trust consists of an unlimited number of shares of beneficial interest, no par value, of such number of different series as the Acquiring Fund Board may authorize from time to time. As of the date of this Agreement, the Acquiring Fund has no outstanding shares of any class. No options, warrants, or other rights to subscribe for or purchase, or securities convertible into, any Acquiring Fund Shares are outstanding.

(n) The Acquiring Fund Trust, on behalf of the Acquiring Fund, has satisfied all applicable provisions of Rule 17a-8 under the 1940 Act with respect to the transactions contemplated hereby.

5.	COVENANTS OF THE ACQUIRING FUND AND THE ACQUIRED FUND

5.1. The Acquiring Fund and the Acquired Fund will each operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include, without limitation, purchases and sales of portfolio securities, sales and redemptions of Acquired Fund shares, and the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.

5.2 The Acquired Fund covenants that the Acquiring Fund Shares to be issued hereunder (as listed in Exhibit A) are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.

5.3. The Acquired Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund shares.

5.4. Subject to the provisions of this Agreement, the Acquiring Fund and the Acquired Fund will take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

5.5. As soon as is reasonably practicable after the Closing, the Acquired Fund will make a liquidating distribution to its shareholders consisting of the Acquiring Fund Shares (as listed in Exhibit A) received at the Closing.

5.6. The Acquiring Fund and the Acquired Fund shall use commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as reasonably practicable.

5.7. The Acquired Fund Trust, on behalf of the Acquired Fund, covenants that it will, from time to time after the Closing, as and when reasonably requested by the Acquiring Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action as the Acquiring Fund Trust, on behalf of the Acquiring Fund, may reasonably deem necessary or desirable in order to vest in and confirm: (a) the Acquired Fund Trust’s, on behalf of the Acquired Fund’s, title to and possession of the Acquiring Fund’s Shares to be delivered hereunder, and (b) the Acquiring Fund Trust’s, on behalf of the Acquiring Fund’s, title to and possession of all the Assets.

5.8. The Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to operate on and after the Closing Date.

6.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRED FUND

The obligations of the Acquired Fund Trust, on behalf of the Acquired Fund, to consummate the transactions provided for herein shall be subject, at the Acquired Fund Trust’s election, to the performance by the Acquiring Fund Trust, on behalf of the Acquiring Fund, of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:

6.1. All representations and warranties of the Acquiring Fund Trust, on behalf of the Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

6.2. The Acquiring Fund Trust, on behalf of the Acquiring Fund, shall have delivered to the Acquired Fund a certificate executed in its name by its President or a Vice President and its Treasurer or Assistant Treasurer,

in a form reasonably satisfactory to the Acquired Fund Trust and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Fund Trust, on behalf of the Acquiring Fund, made in this Agreement are true and correct in all material respects at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement;

6.3. The Acquiring Fund Trust, on behalf of the Acquiring Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Acquiring Fund Trust, on behalf of the Acquiring Fund, on or before the Closing Date; and

6.4. The Acquired Fund and the Acquiring Fund shall have agreed on the number of full and fractional Acquiring Fund Shares of each class to be issued in connection with the Reorganization (as listed in Exhibit A) after such number has been calculated in accordance with paragraph 1.1 of this Agreement.

6.5 The Acquiring Fund Trust, on behalf of the Acquiring Fund, shall prepare and file a Registration Statement on Form N-14 in compliance with the 1933 Act and the 1940 Act and the rules and regulations thereunder with respect to the Reorganization (the “Registration Statement”). The Acquired Fund Trust, on behalf of the Acquired Fund, will provide to the Acquiring Fund such information regarding the Acquired Fund as may be reasonably necessary for the preparation of the Registration Statement.

6.6 The Acquired Fund Trust will call and hold a meeting of the shareholders of the Acquired Fund to consider and act upon this Agreement.

7.	CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND

The obligations of the Acquiring Fund Trust, on behalf of the Acquiring Fund, to complete the transactions provided for herein shall be subject, at the Acquiring Fund Trust’s election, to the performance by the Acquired Fund Trust, on behalf of the Acquired Fund, of all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following conditions:

7.1. All representations and warranties of the Acquired Fund Trust, on behalf of the Acquired Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date;

7.2. The Acquired Fund Trust, on behalf of the Acquired Fund, shall have delivered to the Acquiring Fund the Statement of Assets and Liabilities, together with a list of portfolio securities of the Acquired Fund showing the tax costs of such securities by lot and the holding periods of such securities, as of the Closing Date, certified by the Treasurer of the Acquired Fund Trust;

7.3. The Acquired Fund Trust, on behalf of the Acquired Fund, shall have delivered to the Acquiring Fund on the Closing Date a certificate executed in its name by its President or a Vice President and its Treasurer or Assistant Treasurer, in form and substance satisfactory to the Acquiring Fund Trust and dated as of the Closing Date, to the effect that the representations and warranties of the Acquired Fund Trust, on behalf of the Acquired Fund, made in this Agreement are, in all material respects, true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement;

7.4. The Acquired Fund Trust, on behalf of the Acquired Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by the Acquired Fund Trust, on behalf of the Acquired Fund, on or before the Closing Date; and

7.5. The Acquired Fund and the Acquiring Fund shall have agreed on the number of full and fractional Acquiring Fund Shares of each class to be issued in connection with the Reorganization (as listed in Exhibit A) after such number has been calculated in accordance with paragraph 1.1 of this Agreement.

7.6. Prior to the Closing Date, the Acquired Fund shall have declared and paid a dividend or dividends which, together with all previous dividends, shall have the effect of distributing: (i) all of the Acquired Fund’s investment company taxable income (plus the excess, if any, of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code) and all of its net realized capital gains that are required to be distributed by the Closing Date under the requirements of the Code (computed without regard to any deduction for dividends paid); and (ii) any undistributed investment company taxable income (plus the excess, if any, of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code) and net realized capital gains from any prior period to the extent not otherwise already distributed.

7.7. The Acquired Fund Trust, on behalf of the Acquired Fund, shall have furnished to the Acquiring Fund, a certificate, signed by the President or any Vice President and the Treasurer or any Assistant Treasurer of the Acquired Fund Trust, as to the adjusted tax basis in the hands of the Acquired Fund of the securities delivered to an Acquiring Fund pursuant to this Agreement computed in accordance with applicable sections of the Code and, with respect to securities, showing a breakdown by purchase lot.

8.	FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ACQUIRING FUND AND THE ACQUIRED FUND

If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to the Acquired Fund or with respect to the Acquiring Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement:

8.1. On the Closing Date no action, suit or other proceeding shall be pending or, to its knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein;

8.2. All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities deemed necessary by a Trust to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of any Acquiring Fund or Acquired Fund, provided that either party hereto may for itself waive any of such conditions; and

8.3 This Agreement shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund, in accordance with the provisions of the 1940 Act and the Agreement and Declaration of Trust and the By-Laws of the Acquired Fund Trust, as applicable, and certified copies of the report of the inspector of elections evidencing such approval, if any such approval is required, shall have been delivered to the Acquiring Fund Trust. Notwithstanding anything herein to the contrary, neither the Acquired Fund Trust nor the Acquiring Fund Trust may waive the condition set forth in this paragraph 8.3.

8.4. The Acquired Fund and the Acquiring Fund shall have received an opinion of Dechert LLP, dated on or before the Closing Date, substantially to the effect that, based upon certain facts, assumptions, and representations, the transaction contemplated by this Agreement shall constitute a tax-free reorganization for U.S. federal income tax purposes (the “Tax Opinion”). For purposes of rendering the Tax Opinion, Dechert LLP may rely exclusively and without independent verification, as to factual matters, on the statements made in the Plan, the proxy statement/prospectus and statement of additional information included in the Registration Statement by the Acquiring Fund Trust under the 1933 Act with respect to the Reorganization, as well as upon such other written representations verified as of the Closing Date. Notwithstanding anything herein to the contrary, the parties may not waive the condition set forth in this paragraph.

9.	INDEMNIFICATION

9.1. The Acquiring Fund Trust, solely out of the Acquiring Fund’s assets and property, agrees to indemnify and hold harmless the Acquired Fund Trust, the Acquired Fund, and the Acquired Fund Trust’s officers and trustees (the “Acquired Fund Indemnified Parties”) from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquired Fund Indemnified Party may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by any Acquiring Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement; provided that any of the foregoing are not otherwise covered by the directors’ and officers’ / errors and omissions tail insurance coverage described in paragraph 4.1(u). This indemnification obligation shall survive the termination of this Agreement and the Closing of the Reorganization.

9.2. The Acquired Fund Trust, solely out of the Acquired Fund’s assets and property, agrees to indemnify and hold harmless the Acquiring Fund Trust, the Acquiring Fund, and the Acquiring Fund Trust’s officers and trustees (the “Acquiring Fund Indemnified Parties”) from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which an Acquiring Fund Indemnified Party may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on any breach by the Acquired Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement. This indemnification obligation shall survive the termination of this Agreement and the Closing of the Reorganization.

10.	BROKERAGE FEES AND EXPENSES

10.1. The Acquiring Fund Trust, on behalf of the Acquiring Fund, and the Acquired Fund Trust, on behalf of the Acquired Fund, represents and warrants that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

10.2. LFI shall bear the costs related to the Reorganization, including brokerage costs, legal fees and accounting fees with respect to the Reorganization, and all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a “regulated investment company” within the meaning of Section 851 of the Code.

11.	ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

11.1. Each Trust agrees that it has not made any representation, warranty or covenant, on behalf of the Acquiring Fund or the Acquired Fund, as applicable, not set forth herein and that this Agreement constitutes the entire agreement between the parties.

11.2. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder. The covenants to be performed after the Closing shall survive the Closing.

12.	TERMINATION

This Agreement may be terminated and the transactions contemplated hereby may be abandoned by resolution of a Trust’s Board, on behalf of either the Acquiring Fund or the Acquired Fund, at any time prior to the Closing Date, if circumstances should develop that, in the opinion of the Board, make proceeding with the Agreement inadvisable.

13.	AMENDMENTS

This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of the Trusts.

14.	NOTICES

Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, personal service or prepaid or certified mail addressed to the Funds at:

If to the Acquiring Fund Trust:

Lincoln Variable Insurance Products Trust

150 N. Radnor Chester Road

Radnor, PA 19087

Attn: Gordon Huellmantel

If to the Acquired Fund Trust:

Lincoln Funds Trust

150 N. Radnor Chester Road

Radnor, PA 19087

Attn: Gordon Huellmantel

With copies to:

Lincoln Financial Investment Corporation

150 N. Radnor Chester Road

Radnor, PA 19087

Attn: Paul Chryssikos, Chief Counsel, Investment Management

15.	HEADINGS; COUNTERPARTS; GOVERNING LAW

15.1. The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.2. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

15.3. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Lincoln Variable Insurance Products Trust, on behalf of the Fund listed in Exhibit A

By:
Name: Gordon Huellmantel
Title: Senior Vice President

Lincoln Funds Trust, on behalf of the Fund listed in Exhibit A

By:
Name: Gordon Huellmantel
Title: Senior Vice President

Lincoln Financial Investments Corporation, (solely for purposes of section 10.2)

By:
Name: Gordon Huellmantel
Title: Senior Vice President

Exhibit A

Acquired Fund	Acquiring Fund
Lincoln Inflation Plus Fund	LVIP Schroders Inflation Plus Fund
Class I Class A	Standard Class Service Class
Lincoln U.S. Equity Income Maximizer Fund	LVIP Schroders U.S. Equity Income Maximizer Fund
Class I Class A	Standard Class Service Class

A-1